Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Carlyle Gaming & Entertainment Ltd. on Form 10-Q for the quarter ended September30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sandy J. Masselli, Jr., Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2011

By:	/s/ Sandy J. Masselli, Jr
	Name:	Sandy J. Masselli, Jr
	Title:	Principal Executive Officer